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Exhibit 99.2

Loews Cineplex Entertainment Corporation Announces Extension of Consent Date in the Tender Offer
and Consent Solicitation of its 9.0% Senior Subordinated Notes Due 2014

        NEW YORK, New York—January 5, 2005—Loews Cineplex Entertainment Corporation ("Loews") today announced that it is extending the Consent Date relating to the previously announced tender offer and consent solicitation for its 9.0% Senior Subordinated Notes due 2014 (the "Notes") to 5:00 p.m., New York City time, on January 10, 2006, unless further extended or terminated. The consent solicitation has been extended so that noteholders may review additional financial information regarding the Mergers (as defined below) contained in the Form 8-K being filed today.

        The Notes are being tendered pursuant to Loews' Offer to Purchase and Consent Solicitation Statement dated December 21, 2005, which more fully sets forth the terms and conditions of the cash tender offer to purchase any and all of the outstanding principal amount of the Notes as well as the consent solicitation to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the indenture governing the Notes. This press release supersedes the terms of Loews' Offer to Purchase and Consent Solicitation Statement to the extent the terms contained herein are inconsistent with the terms contained therein.

        The tender offer is subject to the satisfaction or waiver of certain conditions, including, among other things, the receipt of consents of the holders of at least a majority of the aggregate principal amount of the Notes outstanding, the satisfaction or waiver of all conditions precedent to the consummation of the merger of LCE Holdings, Inc., the parent company of Loews, and Marquee Holdings Inc., the parent company of AMC Entertainment Inc. ("AMCE"), and the merger of Loews and AMCE, with AMCE (after the merger, the "Combined Company") continuing as the surviving corporation after the merger (collectively, the "Mergers"), and the receipt of funds by the Combined Company sufficient to pay the aggregate Total Consideration from the anticipated proceeds of a contemplated placement of new senior subordinated debt. This release does not constitute an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities.

        The Dealer Managers and Solicitation Agents for the tender offer are Credit Suisse First Boston LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. Questions regarding the tender offer and consent solicitation may be directed to any Dealer Manager and Solicitation Agent: Credit Suisse First Boston LLC, Liability Management Group, at (800) 820-1653 (US toll-free) and (212) 325-7596 (collect); Citigroup Global Markets Inc., Liability Management Group, at (800) 558-3745 (US toll-free) and (212) 723-6106 (collect); and J.P. Morgan Securities Inc., Liability Management Group, at (866) 834-4666 (US toll-free) and (212) 834-3424 (collect). Copies of the Offer to Purchase and Consent Solicitation Statement may be obtained from the Information Agent for the tender offer and consent solicitation, D.F. King & Co., Inc., at (888) 628-1041 (US toll-free) and (212) 269-5550 (collect).

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Contact: John McCauley, Senior Vice President, Marketing—Loews Cineplex Entertainment Corporation (646) 521-6000

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

        Certain statements contained in this release are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are competitive factors, increases in our operating costs, ability to retain our key personnel, our substantial leverage, ability to implement our growth and cost-saving strategies, industry trends and general economic conditions, adequacy of insurance coverage and other factors, all of which are described in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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  Exhibit 99.2